UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/11/2014

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4694

DE	361004130
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 S. Wacker Dr., Chicago, IL 60606

(Address of principal executive offices, including zip code)

312-326-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

R.R. Donnelley & Sons Company (the “Company”), as borrower, and certain of its subsidiaries (the “Guarantors”), as guarantors, have entered into an amendment (“Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Security Agreement”) to their $1.15 billion secured revolving credit agreement (the “Credit Agreement”), dated as of October 15, 2012, among the Company, the Guarantors, the lenders party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (the “Administrative Agent”), and their Security Agreement, also dated as of October 15, 2012, among the Company, the Guarantors and the Administrative Agent. Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Security Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Certain of the lenders, agents and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the company and its subsidiaries. Such lenders, agents and other parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.

Item 9.01.	Financial Statements and Exhibits

99.1 Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: April 14, 2014	By:	/s/ Daniel N. Leib
Daniel N. Leib
Chief Financial Officer